SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                               SOUND ADVICE, INC.
 ................................................................................
                (Name of Registrant as Specified In Its Charter)



 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


        1)     Title of each class of securities to which transaction applies:
 ................................................................................
        2)     Aggregate number of securities to which transaction applies:
 ................................................................................
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
 ................................................................................
        4)     Proposed maximum aggregate value of transaction:
 ................................................................................
        5)     Total fee paid:
 ................................................................................

[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:
 ................................................................................
        2)     Form, Schedule or Registration Statement No.:
 ................................................................................
        3)     Filing Party:
 ................................................................................
        4)     Date Filed:
 ................................................................................

                               SOUND ADVICE, INC.
                            1901 TIGERTAIL BOULEVARD
                              DANIA, FLORIDA 33004


                    ----------------------------------------
                    Notice of Annual Meeting Of Shareholders
                           to be held January 21, 1997
                    ----------------------------------------


To Our Shareholders:

        The 1996 Annual Meeting of Shareholders of Sound Advice, Inc. (the "Company") will be held on Tuesday, January 21, 1997, at 10:00 a.m., local time, at The Wyndham Hotel (formerly The Sheraton Ft. Lauderdale Airport Hotel), 1825 Griffin Road, Dania, Florida 33004, for the following purposes:

        1.     To elect directors; and

        2. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        The Board of Directors has fixed Thursday, December 12, 1996, as the record date for the determination of shareholders entitled to vote at the 1996 Annual Meeting of Shareholders. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting or any postponement or adjournment thereof.

        Copies of the Company's Proxy Statement and annual report for the year ended June 30, 1996 accompany this notice.

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the envelope provided for that purpose.

                                        By Order of the Board of Directors


                                        /s/ MICHAEL BLUMBERG
                                        Michael Blumberg
                                        Secretary

Dania, Florida
December 23, 1996

                               SOUND ADVICE, INC.
                            1901 TIGERTAIL BOULEVARD
                              DANIA, FLORIDA 33004



                                 PROXY STATEMENT
                       -----------------------------------


                                  INTRODUCTION

GENERAL
-------

        This proxy statement, which together with the accompanying proxy card is first being mailed to shareholders on or about December 23, 1996, is furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use in voting at the 1996 Annual Meeting of Shareholders, including any adjournment or postponement thereof.

        Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed in accordance with the instructions thereon. In voting by proxy in regard to the election of six directors to serve until the 1997 annual meeting of shareholders, shareholders may vote in favor of all nominees or withhold their votes as to all or as to any specific nominees. Any properly executed and timely received proxy not so directing or instructing to the contrary will be voted FOR each of the Company's nominees as directors. See "ELECTION OF DIRECTORS." Sending in a signed proxy will not affect a shareholder's right to attend the meeting and vote in person since the proxy is revocable. Any shareholder giving a proxy may revoke it at any time before it is voted at the meeting by, among other methods, giving notice of such revocation to the Secretary of the Company, attending the meeting and voting in person or by duly executing and returning a proxy bearing a later date.

        The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or other means by officers and/or regular employees of the Company without additional compensation or remuneration therefor. Arrangements have also been made with brokers, dealers, banks, voting trustees and other custodians, nominees and fiduciaries to forward proxy materials and annual reports to the beneficial owners of the shares held of record by such persons, and the Company will, upon request, reimburse them for their reasonable expenses in so doing.

        The management knows of no other matters to be presented for action at the meeting other than as mentioned herein. However, if any other matters come before the meeting, it is intended that the holders of the proxies will vote thereon in their sole discretion.

        A copy of the Company's annual report for the fiscal year ended June 30, 1996 (which has included therein audited consolidated financial statements for the Company for the fiscal years ended June 30, 1994, 1995 and 1996) is being mailed to the Company's shareholders together with this Proxy Statement. Such annual report is not, however, incorporated into this Proxy Statement nor is it to be deemed a part of the proxy soliciting material.

VOTING SECURITIES
-----------------

        At the close of business on Thursday, December 12, 1996, the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting, the Company's outstanding voting securities consisted of 3,728,894 shares of Common Stock, par value $0.01 per share. Holders of Common Stock are entitled to one vote per share.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of December 12, 1996, by
(i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each of the Company's directors and nominees for director who own shares of the Company's Common Stock; (iii) the Company's Chief Executive Officer ("CEO") and its four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of fiscal year 1996; and (iv) all directors and executive officers of the Company as a group. Except as noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

         NAME AND ADDRESS                             SHARES BENEFICIALLY OWNED
               OF                                     -------------------------
         BENEFICIAL OWNER                          NUMBER               PERCENTAGE
         ----------------                          ------               ----------

FMR Corp. (1)(2) ..........................     382,308.0 (2)             10.25% (2)
Peter Beshouri (3) ........................     341,007.5 (4)(5)           9.15% (4)(5)
Michael Blumberg (3) ......................     341,007.5 (4)(5)           9.15% (4)(5)
U.S. Bancorp (1)(6) .......................     319,600.0 (6)              8.57% (6)
Dimensional Fund Advisors
 Inc. (1)(7) ..............................     217,500.0 (7)              5.83% (7)
Joseph Piccirilli (3) .....................     210,467.5 (4)              5.64% (4)
Gregory Sturgis (3) .......................     150,467.5 (4)              4.04% (4)
Kenneth L. Danielson (3) ..................      87,000.0 (8)              2.30% (8)
Christopher O'Neil (3).....................      49,339.1 (5)(8)           1.31% (5)(8)
G. Kay Griffith (3)........................      36,000.0 (8)               .96% (8)
Richard W. McEwen (9)......................       6,000.0                   .16%
Herbert A. Leeds (10)......................            -                     -
All directors and executive officers
 as a group (eight persons including
 certain of those listed above) (4)(5)(8)..   1,010,821.6                 26.21%

--------------------------

(1) The information set forth herein with respect to each such person(s) is based solely upon a Schedule(s) 13G (and any amendments thereto) filed with the SEC by such person(s) with respect to the calendar year ended December 31, 1995 and, accordingly, may not reflect their respective holdings as of the date of this report.

(2) FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109, through the ownership of its wholly-owned subsidiary, Fidelity Management & Research Company, a registered investment advisor located at the same address as FMR Corp., is deemed to be the beneficial owner of 382,308 shares of Common Stock, with respect to which shares it has sole dispositive power, as a result of acting as an investment advisor to several registered investment companies. The number of shares of Common Stock owned by such investment companies includes 11,408 shares resulting from the assumed conversion of certain of the Company's warrants. In addition, Edward C. Johnson 3d, the Chairman of FMR Corp. and who with various Johnson family members and trusts for the benefit of Johnson family members form a control group with respect to FMR Corp., indirectly would also be deemed the beneficial owner of such 382,308 shares by reasoning of having sole dispositive power over such shares. Fidelity Low-Priced Stock Fund, one of the registered investment companies as to which Fidelity Management & Research Company acts as an investment advisor and located at the same address as FMR Corp., may also be deemed a beneficial owner of 382,105 of such 382,308 shares as a result of its right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such 382,105 shares. The number of shares of Common Stock owned by Fidelity Low-Priced Stock Fund includes 11,205 shares resulting from the assumed conversion of certain of the Company's warrants.

(3) The address of each such person is care of the Company, 1901 Tigertail Boulevard, Dania, Florida 33004. Messrs. Beshouri, Blumberg, Piccirilli and Sturgis collectively are herein referred to as the "Principal Shareholders."

(4)     See "Right of First Refusal and Voting Trust Agreement" hereinbelow.

(5) Includes such person's or members' of the group vested interest (if any) in shares of Common Stock of the Company resulting from such person's or members' of the group participation in the Company's Employee Stock Ownership Plan ("ESOP") based upon the latest available annual report of the ESOP for the fiscal year ended June 30, 1995. Based on such annual report, Mr. Beshouri had 539.998 vested shares, Mr. Blumberg had 539.999 vested shares and Mr. O'Neil had 339.136 vested shares, and all current directors and executive officers as a group had 1,419.133 vested shares.

(6) U.S. Bancorp, 111 S.W. Fifth Avenue, Portland, Oregon, 97204, as a result of the Trust Group of the United States National Bank of Oregon (a national banking association located at the same address and owned by U.S. Bancorp) holding the sole voting power over 162,500 shares of Common Stock, is deemed, together with United States National Bank of Oregon, to be the beneficial owner of such 162,500 shares. In addition, Qualivest Capital Management, Inc. (a registered investment adviser located at the same address and owned by United States National Bank of Oregon) holds the sole voting power over 157,100 shares of Common Stock and is deemed the beneficial owner of such additional 157,100 shares, as a result of acting as an investment adviser to The Qualivest Funds, a registered investment company.

(7) Dimensional Fund Advisors Inc. ("Dimensional"), 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, which is a registered investment advisor, is deemed to have beneficial ownership of 217,500 shares of Common Stock, with respect to which shares it has sole voting power over 133,900 and sole dispositive power over 217,500. All of such shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end management investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or The DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, with respect to all of which Dimensional serves as investment manager. In addition, persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc. and The DFA

        Investment Trust Company and, in their capacities as officers of DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company, such persons have sole voting power over the balance (83,600 shares) of the 217,500 shares not voted by Dimensional. Dimensional disclaims beneficial ownership of all such shares.

(8)     Includes (as applicable) immediately exercisable stock options held by:
        (i) Mr. Danielson for 20,000 shares of Common Stock at an exercise price of $6.29 per share, for 15,000 shares at an exercise price of $1.77 per share and for 15,000 shares at an exercise price of $1.70 per share;
        (ii) Mr. O'Neil for 2,000 shares of Common Stock at an exercise price of $5.45 per share, for 11,000 shares at an exercise price of $6.29 per share, for 15,000 shares at an exercise price of $1.77 per share and for 15,000 shares at an exercise price of $1.70 per share; and (iii) Ms. Griffith for 20,000 shares of Common Stock at an exercise price of $6.29 per share and for 15,000 shares at an exercise price of $5.96 per share. See "EXECUTIVE COMPENSATION. - Executive Compensation Tables."

(9) The address of Richard W. McEwen is 3752 Bobbin Brook West, Tallahassee, Florida 32312.

(10) The address of Herbert A. Leeds is 1110 Brickell Avenue, Suite 508, Miami, Florida 33131.


RIGHT OF FIRST REFUSAL AND VOTING TRUST AGREEMENT
-------------------------------------------------

        On June 30, 1986, the Principal Shareholders entered into a right of first refusal and voting trust agreement. The voting trust arrangement under such agreement expired on June 30, 1996, while the right of first refusal arrangement continues. Pursuant to such agreement, each Principal Shareholder, for himself and on behalf of his heirs, beneficiaries, legal representatives and permitted assigns, has agreed not to sell, transfer, assign, pledge, encumber or otherwise dispose of any of his shares of Common Stock except (a) by will or the laws of intestate succession, (b) to a trust in which such Principal Shareholder or his immediate family are the sole beneficiaries, (c) with the written consent of all of the other Principal Shareholders or (d) pursuant to the right of first refusal granted to the other Principal Shareholders. Under such right of first refusal, in the event a Principal Shareholder or his heirs, beneficiaries, legal representative or permitted assigns desires to sell any shares of Common Stock pursuant to a bona fide offer or otherwise, such other Principal Shareholders shall have the right and option to purchase such shares at a price equal to the bona fide offer price per share (if any) or the average of the closing bid and ask prices for the Common Stock over the four full weeks preceding the date the notice of intent to sell is given.

                              ELECTION OF DIRECTORS

        Six directors are to be elected at the 1996 Annual Meeting of Shareholders to hold office until the annual meeting of shareholders next succeeding their election and until their respective successors are elected and qualified or as otherwise provided in the by-laws of the Company. The nominees for directors who receive a plurality of the votes cast by the holders of outstanding shares of Common Stock entitled to vote at the 1996 Annual Meeting of Shareholders will be elected. Abstentions (withheld authority) and broker non-votes are not counted in determining the number of shares voted for or against any nominee for director.

        The Board of Directors has designated the persons listed below to be nominees for election as directors. Each is currently serving as a director of the Company and has consented to being named in the Proxy Statement and to serve if elected. The Company has no reason to believe that any of the nominees will be unavailable for election; however, should any nominee become unavailable for any reason, the Board of Directors may designate a substitute nominee or the number of authorized directors may be reduced. Each proxy will be voted for the election to the Board of Directors of all of the Board of Director's nominees unless authority is withheld to vote for all or any of said nominees.

        The following information regarding the Company's nominees for election as directors is based, in part, on information furnished by these individuals.

                                                                      Director
Name                     Age    Position(s) with the Company          Since
----                     ---    ----------------------------          --------

Peter Beshouri           42     Chairman of the Board, President      1982
                                 and Chief Executive Officer

Michael Blumberg         48     Director, Senior Vice President       1974
                                 and Secretary

Gregory Sturgis 2        44     Director                              1974

G. Kay Griffith 1        52     Director                              1992

Richard W. McEwen 1,2    76     Director                              1994

Herbert A. Leeds 1       79     Director                              1996

----------------------

1    Member of the Audit Committee of the Company's Board of Directors.

2    Member of the Stock Option Committee of the Company's Board of Directors.

        PETER BESHOURI, who has been an employee of the Company since 1974, has served as Chairman of the Board and Chief Executive Officer of the Company since August 1982. Prior thereto he was the general sales manager of the Company, as well as having served as a showroom manager and district manager. He was elected President of the Company in May 1985. Mr. Beshouri currently serves as a director of Progressive Retailers Organization, Inc., a buying group comprised of approximately 14 retailers (including the Company) of home entertainment and consumer electronic products located throughout the country. In August 1995, Mr. Beshouri, together with the Company and a former chief financial officer of the Company, voluntarily agreed with the Securities and Exchange Commission ("SEC"), without admitting or denying any wrongdoing, to the entry of a cease and desist order by the SEC concerning the Company's Form 10- K for fiscal year 1991 and Forms 10-Q for the quarters ended September 30 and December 31, 1991, which the SEC found in such order had been materially misstated. The cease and desist order with respect to Mr. Beshouri related to his supervisory responsibility in connection with the Company violating certain provisions of the securities laws that require public companies to keep accurate books and records, to maintain appropriate internal accounting controls and to file accurate annual and quarterly reports. No censure, fine or penalty was imposed by the SEC on Mr. Beshouri.

        MICHAEL BLUMBERG, a founder of the Company, was elected a Vice President in August 1982, Vice President-Purchasing and Finance in May 1986, Vice President-Purchasing and Marketing in December 1987, and Senior Vice
President in May 1989. From the Company's inception until February 1995, Mr. Blumberg served as Treasurer of the Company and, since October 13, 1989, he has also been serving as Secretary of the Company. His responsibilities include overall supervision of all purchasing and selecting new product categories and lines for the Company, as well as consulting with certain of the Company's manufacturers in connection with product design.

        GREGORY STURGIS, a founder of the Company, had been an executive officer of the Company from its inception until June 30, 1989, including holding the position of Vice President-Planning and Development. Effective June 30, 1989, he resigned as an officer and employee of the Company, but is continuing as a director. Since leaving the Company, Mr. Sturgis has provided consulting services to companies in the marine industry, as well as performing consulting services for the Company. Mr. Sturgis is also currently the President of the Serpentine Group, which is in the yacht sales business. See "CERTAIN TRANSACTIONS."

        G. KAY GRIFFITH, was elected a director of the Company and a member of the Audit Committee of its Board of Directors in July 1992, joined the Company as an employee in May 1993 and served as Executive Vice President and Chief Administrative Officer of the Company from September 1993 until February 1996. In February 1996, Ms. Griffith formed Corporate Growth Consultants, Inc., a management consulting firm that specializes in finance, strategic planning and training. Since forming such firm, Ms. Griffith has performed consulting services for the Company. Prior to May 1993, Ms. Griffith was Chairman and President/Chief Executive Officer of Admiralty Bank, headquartered in Palm Beach Gardens, Florida. From September 1983 to June 1991, she held a variety of officer positions with NationsBank of Florida, N.A., the last of which was Senior Vice President/Regional Banking Executive. Among her career highlights, Ms. Griffith was presented the Women in Business and Industry Award by the Dade County YWCA in 1986. She was also awarded the American Free Enterprise Medal by the Palm Beach Atlantic College in 1988. See "CERTAIN TRANSACTIONS."

        RICHARD W. MCEWEN was elected a director of the Company at its annual meeting of shareholders held in January 1994 and was also appointed a member of the Audit Committee and Stock Option Committee of its Board of Directors at such time. From 1977 until his retirement in 1984, he was Chairman of the Board of Burdines, a chain of Florida department stores then owned by Federated Stores, Inc. He is currently a director of Supreme International Corp., a Florida based designer and importer of men's and boys' sportswear, having been elected as such in 1994. He also currently serves as a director of two privately held companies. Mr. McEwen had served as a director of Lennar Corporation, a Florida based home builder, for approximately nine years until April 1996 when he retired from such company's board of directors.

        HERBERT A. LEEDS was elected a director of the Company in April 1996 and was also appointed a member of its Audit Committee in May 1996. Since 1975, Mr. Leeds has been President and Chief Executive Officer of Leeds Business Counseling, Inc., a consulting firm owned by him which has provided consulting services mainly to companies in the retail industry and developers of retail malls. Prior to launching his company, Mr. Leeds served as the President and Chief Executive Officer and held other senior executive positions with major department store chains.

BOARD MEETINGS AND COMMITTEES OF THE BOARD
------------------------------------------

        The Board of Directors held two meetings (excluding actions by the Board of Directors taken by unanimous written consent in lieu of a meeting, of which there were 9 such unanimous written consents) during the fiscal year ended June 30, 1996. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served during the 1996 fiscal year.

        The Board of Directors has an Audit Committee comprised of a majority of directors who are not officers or employees of the Company. The duties and responsibilities of such Audit Committee include meeting independently with representatives of the Company's independent public accountants and representatives of the Company's senior management, reviewing the general scope of the Company's annual audit, the fee charged by the independent public accountants and other matters relating to internal accounting controls and financial procedures and reporting, reviewing and monitoring the performance of non-audit services by the Company's auditors, recommending the engagement or discharge of the Company's independent public accountants and conducting an appropriate review of all related party transactions and conflict of interest situations where appropriate. Such Audit Committee held one formal meeting during the fiscal year ended June 30, 1996, although members of such Audit Committee on an informal basis and in their capacity as members of the Board of Directors kept informed throughout fiscal year 1996 of the financial condition of the Company and its internal accounting controls and financial reporting.

        The Board of Directors does not currently have a nominating committee or a compensation committee or committees performing similar functions. However, a Stock Option Committee of the Board of Directors administers the Company's Stock Option Plan adopted in May 1986 as subsequently amended and restated (the "Stock Option Plan"). Although the Stock Option Committee had no formal meetings during fiscal year 1996, the Stock Option Committee took action on 3 occasions by unanimous written consent in lieu of a meeting during fiscal year 1996.

DIRECTORS COMPENSATION
----------------------

        Directors who are also officers or employees of the Company are not paid additional compensation for acting as a director of the Company. The Company has established a standard arrangement for compensating directors who are not officers or employees of the Company for any services provided in such person's capacity as a director. Each such outside director receives a fee of $1,500 on a quarterly basis for serving as a director of the Company plus an additional fee of $500 for each meeting of the Board of Directors or any committee thereof such director attends, as well as reimbursement of any out-of-pocket expenses incurred for travel, lodging and meals in connection with attendance at any such meeting. In addition, as of May 1996 each outside director who is also a member of the Audit Committee receives an additional fee of $1,500 on a quarterly basis for serving on the Audit Committee. See also "CERTAIN TRANSACTIONS."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on review of the copies of such forms furnished to the Company and written representations that no Form 5's were required when applicable, the Company believes that during the fiscal year ended June 30, 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION
---------------------------------------------------

        During the fiscal year ended June 30, 1995, the Board of Directors of the Company in conjunction with the Stock Option Committee of the Board adopted specific compensation policies applicable to the Company's executive officers (including the CEO and the other four most highly compensated executive officers) as well as other senior management personnel, including the specific relationship of corporate performance to executive compensation.

        Such compensation policies adopted were based upon the information and recommendations provided in the Executive Compensation Review prepared during fiscal year 1994 by the Employees Benefit Services division of KPMG Peat Marwick LLP ("Peat Marwick"), the Company's independent public accountants who were retained by the Board of Directors to undertake an executive compensation review on behalf of the Company. The Executive Compensation Review contained an assessment of the Company's then compensation practices for senior executives, which included a comparison of the Company's recent financial performance with its public company peer group and a competitive analysis of total compensation (base salary, bonuses and long term incentives) of the top five highest paid executives of the Company compared to such public company peer group, a competitive compensation analysis of senior and middle management positions compared to a broader retail industry norm, a proposed annual incentive bonus plan and proposed competitive long term incentive award guidelines. The Executive Compensation Review indicated that, although the Company's total cash compensation (base salary plus annual bonuses) to executive officers generally approximated median levels overall of total cash compensation paid by its peer group, the Company's annual bonus and long term incentive programs were each generally below the market norms and, as a result, total compensation (all cash compensation plus long term incentives) fell below competitive ranges. After review and discussion of the Executive Compensation Review, the Board of Directors unanimously determined to adopt an overall compensation program that would over time shift a higher percentage of total compensation to annual bonus and long term incentive programs in order to strengthen the link between the Company's performance and compensation and to more effectively reward individuals for corporate performance and individual achievement. Accordingly, in December 1994 the Board of Directors in conjunction with the Stock Option Committee of the Board determined to implement commencing for fiscal year 1995 such programs. The Company's Board of Directors, based upon the recommendations of Peat Marwick, adopted an annual incentive bonus plan for four categories of the Company's employees (two of which categories were the CEO and other executive officers) based upon the annual operating performance of the Company. The percentage of the targeted bonus award to be earned by the different employee categories is directly tied to a percentage of the Company's projected operating performance (after taking into account accruals for the annual incentive bonus plan) to be approved each year by the Company's Board of Directors. Achievement of 100% of the projected operating performance will result in the award of a targeted bonus ranging from approximately 10% to up to 25% of base salary (with the CEO at 25% and other executive officers at 20%), with the percentage of the targeted bonus award earned increasing or decreasing based upon the percentage (ranging from 70% to 130%) of projected operating performance achieved. The Executive Compensation Review indicated that such range around the projected operating performance was consistent with the approach typically taken by smaller companies in industries like the Company. As part of this program and to increase the percentage of total annual compensation of executive officers to be based upon the operating performance of the Company, the Board of Directors contemplates in the short term maintaining the CEO's and certain other executive officers' base salaries at or near their current levels. Consistent with the foregoing, the Board authorized during fiscal years 1995, 1996 and 1997 the renewal on substantially the same terms and conditions as the 1992 fiscal year of the CEO's and Senior Vice President's employment agreements for one additional year at the time of their expiration on each of June 30, 1994, 1995 and 1996. See "Employment Agreements" hereinbelow.

        The Stock Option Committee, after also considering the Executive Compensation Review and the recommendations therein, determined to implement commencing at some point over the next several years a structured and more formal long term incentive program in order to more effectively take advantage of the benefits to the Company derived from the granting of stock options and to remain competitive with companies in the Company's peer group who have previously used such form of compensation to a much greater extent than the Company. Based upon the recommendations of Peat Marwick, the Stock Option Committee determined to implement commencing at some point over the next several fiscal years a stock option program for the same four categories of the Company's employees that will be covered by the annual incentive bonus plan. Under the program the Stock Option Committee currently contemplates granting non-qualified stock options under the Stock Option Plan exercisable at 85% of fair market value on date of grant, vesting in three equal annual installments commencing one year from date of grant and having an exercise period of up to ten years. The Stock Option Committee believes that the use of a vesting period (which in the past has not been used) will provide a greater long term incentive and motivation to the Company's employees and the ten year exercise period, and the inclusion in options granted of provisions covering acceleration of vesting on death or disability and up to two years after termination to exercise such options under certain circumstances, will create additional value to the options and make the options a more attractive form of compensation available to the Company. The number of non-qualified stock options expected to be awarded each fiscal year under this program will be based upon a percentage of base salary ranging from approximately 5% to 45%, with the CEO at 45% and other executive officers at 30%. No options have as yet been awarded under the program. However, as part of the consideration for and inducement to two individuals to become executive officers of the Company in September 1993, and to seek to retain such individuals as well as another qualified executive and give all of them incentive for future performance, the Stock Option Committee, when it issued in September 1993 each of Kenneth L. Danielson (the Chief Financial and Accounting Officer) and G. Kay Griffith (the former Executive Vice President and Chief Administrative Officer) incentive stock options covering 20,000 shares of Common Stock and Christopher O'Neil (the Executive Vice President and Chief Operating Officer) incentive stock options covering 11,000 shares of Common Stock at an exercise price of $6.29, contemplated issuing each of such three executive officers additional stock options covering 15,000 shares of Common Stock approximately about the time of each of the first and second anniversary dates of the foregoing issuances (or an aggregate of stock options covering 30,000 shares of Common Stock to each of them) at the then fair market value of the Company's Common Stock at the time of each issuance thereof. Accordingly, the Stock Option Committee authorized (a) in December 1994 the granting to each of Messrs. Danielson and O'Neil and Ms. Griffith the first installment of such additional incentive stock options covering 15,000 shares of Common Stock at an exercise price of $5.96 per share, all of which incentive stock options originally expired no later than December 13, 1999 (collectively the "1995 Options"), and (b) in March 1996 the granting to each of Messrs. Danielson and O'Neil (Ms. Griffith was at such time no longer an officer or employee of the Company) the second installment of such additional incentive stock options covering 15,000 shares of Common Stock at an exercise price of $1.70 per share, all of which incentive stock options expire no later than March 28, 2001. In addition, as a result of the trading price of the Company's Common Stock and in order to provide a meaningful incentive for future performance, the Stock Option Committee in fiscal year 1996 granted to each of Messrs. Danielson and O'Neil incentive stock options covering 15,000 shares of Common Stock at exercise price of $1.77 per share and expiring no later than

February 21, 2001, in replacement and in exchange for cancellation of the 1995 Options. See "OPTION GRANTS IN 1996 FISCAL YEAR" hereinbelow and footnote (8) to the table under the heading "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

                             The Board of Directors

EXECUTIVE COMPENSATION TABLES
-----------------------------

        The following tables provide information about executive compensation.

                           SUMMARY COMPENSATION TABLE

        The following table sets forth information about the compensation of the Company's CEO and each of the other four most highly compensated executive officers of the Company during the fiscal year ended June 30, 1996 for services in all capacities.

                                     ANNUAL COMPENSATION (1)              LONG TERM COMPENSATION
                                     -----------------------              ----------------------
NAME AND PRINCIPAL            FISCAL                                            SECURITIES            ALL OTHER
POSITION                      YEAR      SALARY ($)    BONUS ($)(2)       UNDERLYING OPTIONS (#)(3)    COMPENSATION ($)(4)
-------------------------------------------------------------------------------------------------------------------------

Peter Beshouri                1996       324,008              0                       0                         0
 Chairman, President          1995       324,008              0                       0                         0
 and CEO                      1994       324,008         48,000                       0                         0


Michael Blumberg              1996       294,008              0                       0                         0
 Senior Vice                  1995       294,008              0                       0                         0
 President                    1994       294,008         23,000                       0                         0

G. Kay Griffith               1996       160,000(5)           0                  35,000(6)                      0
 Executive Vice President     1995       160,000              0                  15,000(6)                      0
 and Chief Administrative     1994       160,000         23,000                  20,000(6)                      0
 Officer

Christopher O'Neil            1996       150,000              0                  30,000(7)                  8,268(8)
 Executive Vice               1995       150,000              0                  15,000(7)                  8,268(8)
 President and Chief          1994       150,000         23,000                  11,000                     8,268(8)
 Operating Officer

Kenneth L. Danielson          1996       160,000              0                  30,000(7)                      0
 Chief Financial and          1995       160,000              0                  15,000(7)                      0
 Accounting Officer           1994       133,333(9)      23,000                  20,000                         0
 and Treasurer

-------------------

(1) Does not include any amounts for perquisites and other personal benefits, securities or property extended to such executive officers of the Company, such as life insurance and disability insurance, because the Company does not believe that in any individual case the dollar value of such other annual compensation would equal or exceed the lesser of either $50,000 or 10% of such individual's total annual compensation shown above.

(2) The bonuses accrued by the Company during the fiscal year ended June 30, 1994, were part of a performance bonus pool established by the Company for its senior executives and corporate department heads. The percentage of the accrued performance bonus pool that was actually paid out was based upon the achievement of a certain level of pre-tax earnings by the Company in fiscal year 1994. The bonuses were awarded and paid to such executive officers in September 1994. In fiscal year 1995, the Company's Board of Directors adopted an annual incentive bonus plan for four categories of the Company's employees (two of which categories were the CEO and other executive officers) based upon the annual operating performance of the Company. No bonuses were paid under such plan in fiscal years 1995 or 1996. See "Board of Directors Report on Executive Compensation" hereinabove.

(3) These currently represent immediately exercisable incentive stock options or non-qualified stock options issued pursuant to the Company's Stock Option Plan. See footnote (8) to the table in "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." But also see footnotes (6) and (7) hereinbelow.

(4) The Company has an Employee Stock Ownership Plan ("ESOP") for all of its employees. In fiscal year ended June 30, 1994, the Company contributed $50,000 in cash to the ESOP, although no additional shares of Common Stock have been purchased by the ESOP with such funds. With respect to the fiscal year ended June 30, 1994, as a result of reallocations to employee accounts of the ESOP caused by employee terminations and pay outs of vested interests of former employees, Mr. Beshouri was allocated
        29.210 additional shares, Mr. Blumberg was allocated 29.211 additional shares and Mr. O'Neil was allocated 18.604 additional shares. The Company made no contribution to the ESOP during the fiscal years ended June 30, 1995 and 1996. However, with respect to the fiscal year ended June 30, 1995, as a result of reallocations to employee accounts of the ESOP caused by employee terminations and pay outs of vested interests of former employees, Mr. Beshouri was allocated 1.691 additional shares, Mr. Blumberg was allocated 1.690 additional shares and Mr. O'Neil was allocated 1.077 additional shares. Reallocations, if any, to employee accounts for fiscal year 1996 have not as yet been determined. See footnote (5) to the table in "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." for the number of vested shares of the ESOP owned by each of such individuals based upon the latest available annual report of the ESOP.

(5) Represents compensation in all capacities paid to G. Kay Griffith by the Company during fiscal year 1996, although Ms. Griffith only served as Executive Vice President and Chief Administrative Officer of the Company until February 1996. See "CERTAIN TRANSACTIONS."

(6) On February 22, 1996, the Company issued to Ms. Griffith non-qualified stock options covering an aggregate of 35,000 shares of the Company's Common Stock in her capacity as a director of the Company in exchange for the cancellation of the incentive stock options covering an aggregate of 35,000 shares of Company's Common Stock that had been granted to her as an officer and employee in fiscal years 1994 and 1995. The non-qualified stock options had the same exercise price and term as well as other provisions as the incentive stock options that were cancelled.

(7) 15,000 of the aggregate 30,000 incentive stock options issued to such officer in fiscal year 1996 were issued in exchange for the cancellation of the 15,000 incentive stock options granted to such officer in fiscal year 1995 which had an exercise price of $5.96 per share and expired on December 13, 1999. The 15,000 incentive stock options which replaced the cancelled options have an exercise price of $1.77 per share and expire on February 21, 2001.

(8) This sum represents the aggregate amount of a monthly automobile allowance paid during fiscal years 1994, 1995 and 1996.

(9) Represents salary paid to Kenneth L. Danielson from September 1, 1993 (the commencement date of his employment), although Mr. Danielson was elected to succeed the former Chief Financial and Accounting Officer of the Company effective as of October 1, 1993. Mr. Danielson's salary for fiscal year 1994 would have been $160,000 on an annualized basis.

                        OPTION GRANTS IN 1996 FISCAL YEAR

        The following table shows all grants of options to the named executive officers of the Company during the fiscal year ended June 30, 1996. Pursuant to SEC rules, the table also shows the value of the options granted at the end of the option terms (generally five years) if the price of the Company's stock was to appreciate annually by 5% and 10%, respectively. There is no assurance that such stock price will appreciate at the rates shown in the table. The table also indicates that, if the stock price does not appreciate, there will be no increase in the potential realizable value of the options granted above the difference (if any) between the market price of the Company's Common Stock as of the date of grant and the exercise price per share. All of the options set forth in the table were issued pursuant to the Company's Stock Option Plan and are incentive stock options except for those granted to Ms. Griffith which are non-qualified stock options. The Company does not have a plan whereby tandem stock appreciation rights ("SARS") are granted.

                                                                                          POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                          ANNUAL RATES OF STOCK APPRECIATION FOR
                                        INDIVIDUAL GRANTS                                              OPTION TERM
-------------------------------------------------------------------------------------     -----------------------------------------

                        NUMBER OF     % OF TOTAL
                        SECURITIES    OPTIONS                       CLOSING MARKET
                        UNDERLYING    GRANTED TO        EXERCISE    PRICE ON DATE
                        OPTIONS       EMPLOYEES         PRICE       OF GRANT        EXPIRATION
NAME                    GRANTED (#)   IN FISCAL YEAR    ($/SHARE)   ($/SHARE)((1)       DATE       0%($)(1)    5%($)    10%($)
----                    -----------   --------------    ---------   --------------  ----------    --------  -------   --------

Peter Beshouri               0            N/A            0.00           N/A            N/A           0           0         0

Michael Blumberg             0            N/A            0.00           N/A            N/A           0           0         0

G. Kay Griffith         20,000(2)         13.6%          6.29           1.63        9/21/98          0           0         0
                        15,000(2)         10.2%          5.96           1.63        12/13/99         0           0         0

Christopher O'Neil      15,000(3)         10.2%          1.77           1.63        2/21/01          0       4,655    12,827
                        15,000            10.2%          1.70           1.63        3/28/01          0       5,705    13,877

Kenneth L. Danielson    15,000(3)         10.2%          1.77           1.63        2/21/01          0       4,655    12,827
                        15,000            10.2%          1.70           1.63        3/28/01          0       5,705    13,877

-------------------

(1) For purposes of the Stock Option Plan, "fair market value" on the date of grant of any option is the average of the "market price" of a share of Common Stock for each of the seven (7) consecutive business days preceding such day. The "market price" on each such day is the closing sales price on the NASDAQ National Market on such day. The Stock Option Committee of the Company believes this calculation more accurately reflects "fair market value" of the Company's Common Stock on any given day as compared to simply using the closing market price on the date of grant. As a result, the closing market price on the date of grant at times may be different than the exercise price per share.

(2)     See footnote (6) to Summary Compensation Table hereinabove.

(3)     See footnote (7) to Summary Compensation Table hereinabove.


                 AGGREGATE OPTION EXERCISES IN 1996 FISCAL YEAR
                     AND 1996 FISCAL YEAR END OPTION VALUES

        The following table provides information as to options exercised by each of the named executive officers of the Company during the fiscal year ended June 30, 1996, and the value of options held by such executive officers at the Company's fiscal year-end measured in terms of the closing market price of the Company's stock on June 28, 1996 (the last business day of fiscal year 1996).


                                                                    NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                         SHARES ACQUIRED                            UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
NAME                     ON EXERCISE (#)      VALUE REALIZED ($)    OPTIONS AT FY-END (#)(1)   AT FY-END ($)(1)(2)

--------------------------------------------------------------------------------------------------------------------

Peter Beshouri                 0                   0                           0                        0

Michael Blumberg               0                   0                           0                        0

G. Kay Griffith                0                   0                        35,000                      0

Christopher O'Neil             0                   0                        43,000                   11,700

Kenneth L. Danielson           0                   0                        50,000                   11,700

----------------------

(1) All of the unexercised options held by such individuals were immediately exercisable.

(2) The closing market price of the Company's Common Stock on the NASDAQ National Market on June 28, 1996 (the last business day of the Company's fiscal year-end) was $2.125.

                         TEN-YEAR OPTION/SAR REPRICINGS

        The following table provides information as to all adjustments or amendments during the 1996 fiscal year by the Company of the exercise price of stock options previously awarded to any of the named executive officers for fiscal year 1996, whether through amendment, cancellation or replacement grants, or any other means ("repricing"). The repricing as described in the following table was authorized by the Company's Stock Option Committee as a result of the trading price of the Company's Common Stock and in order to provide a meaningful incentive for future performance. The repricing was done at "fair market value" as determined under the Stock Option Plan. See "Board of Directors Report on Executive Compensation" and "OPTION GRANTS IN 1996 FISCAL YEAR" hereinabove.

                                                                                                        LENGTH OF
                                            NUMBER OF       MARKET PRICE    EXERCISE                    ORIGINAL
                                            SECURITIES      OF STOCK AT     PRICE AT                    OPTION TERM
                                            UNDERLYING      TIME OF         TIME OF                     REMAINING AT
                                            OPTIONS         REPRICING OR    REPRICING OR   NEW          DATE OF
                                            REPRICED OR     AMENDMENT       AMENDMENT      EXERCISE     REPRICING OR
NAME                              DATE      AMENDED (#)        ($)             ($)         PRICE ($)    AMENDMENT
----                              ----      -----------     ------------    ------------   ---------    ------------

Christopher O'Neil                2/22/96     15,000           1.63          5.96            1.77       46 months
 Executive Vice President and
 Chief Operating Officer

Kenneth L. Danielson              2/22/96     15,000           1.63          5.96            1.77       46 months
 Chief Financial and
 Accounting Officer and
 Treasurer

EMPLOYMENT AGREEMENTS
---------------------

        During the 1996 fiscal year Peter Beshouri and Michael Blumberg each had an employment agreement with the Company which provided for an annual base salary for fiscal year 1996 of $320,650 for Peter Beshouri and $290,400 for Michael Blumberg. The term of each such employment agreement was originally for a three year period expiring June 30, 1992, and had been extended each fiscal year thereafter for an additional one year period. Effective as of July 1, 1996, such employment agreements were again extended for an additional one year term (currently until June 30, 1997) on the same terms and conditions as in effect under their respective employment agreements during the previous fiscal year, including, without limitation, that the annual base salary payable to each of them for the Company's current fiscal year will be the same as they were entitled to receive for the fiscal year ended June 30, 1996. Under the latest one-year extension of the employment agreements, each of Messrs. Beshouri and Blumberg will be entitled to participate in the Company's annual incentive bonus plan and long term incentive stock option program. See "Board of Directors Report on Executive Compensation" hereinabove. The Company is also required to furnish each of Messrs. Beshouri and Blumberg with, among other things, family health, life and disability insurance coverage.

        Such employment agreements with Messrs. Beshouri and Blumberg also provide that, in the event of a change in control of the Company, each of them can terminate his full-time employment thereunder. A change in control under such employment agreements occurs when Messrs. Beshouri and Blumberg and/or other individuals or designees voted for or approved by them no longer collectively comprise at least a majority of the members of the Board of Directors of the Company or if Messrs. Beshouri or Blumberg is forced by a merger, consolidation, reorganization or otherwise by operation of law or other form of transaction to sell his shares of voting capital stock in the Company or if 50% or more of the consolidated assets, properties and businesses of the Company is sold or otherwise transferred to a third-party or if an individual (other than either Messrs. Beshouri and Blumberg) or another company or entity or a group acting in concert becomes the beneficial owner of 25% or more of the outstanding voting capital stock of the Company as a result of acquisitions made from other than Messrs. Beshouri and/or Blumberg or the Company, assuming such acquisitions from the Company were approved by Messrs. Beshouri and Blumberg. In the event such change in control was resisted by either Messrs. Beshouri or Blumberg as evidenced by his failure to approve of such change in control either in his capacity as a director or shareholder of the Company, unless (i) he accepts a new employment agreement with the Company or any successor or (ii) such change in control was supported by the Board of Directors of the Company at a time when Messrs. Beshouri and Blumberg and/or other individuals or designees voted for or approved by them collectively comprise at least a majority of the members of the Board of Directors of the Company and he was offered a new contract at least as favorable as his current employment agreement, he would be entitled to his compensation (both annual salary and any bonus) and the other benefits provided for in his employment agreement for the greater of three years or the remaining term of his employment agreement. The Company is not aware of any contemplated change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------

        Since during the fiscal year ended June 30, 1996, the Company did not have a compensation committee of its Board of Directors (or Board committee performing equivalent functions), Peter Beshouri and Michael Blumberg, in their capacities as members of the Company's Board of Directors, participated in deliberations of the Board concerning the authorization of the one-year renewals of the employment agreements of Messrs. Beshouri and Blumberg on the terms as discussed in "Employment Agreements" hereinabove.

PERFORMANCE GRAPH
-----------------

        The following graph shows a comparison of five year-cumulative total returns to shareholders for the Company, Center for Research in Security Prices ("CRSP") Index for NASDAQ Stock Market (U.S. Companies) and CRSP Index for NASDAQ Stocks (SIC 5730-5739 U.S. Companies) of U.S. Companies operating radio, television, consumer electronics and/or music stores.


                               [PERFORMANCE GRAPH]


        The following table presents in tabular form the data set forth in the performance graph to be included in the Proxy Statement:


CRSP TOTAL RETURNS INDEX FOR:                     06/28/91    06/30/92    06/30/93   06/30/94   06/30/95   06/28/96
-----------------------------                     --------    --------    --------   --------   --------   --------

Sound Advice, Inc.                                  100.0        50.0       76.7       78.3       43.3       28.3
Nasdaq Stock Market (US Companies)                  100.0       120.1      151.1      152.5      203.6      261.4
NASDAQ  Stocks (SIC 5730-5739 US Companies)         100.0       113.3      120.3       86.4       91.7       69.0
  Radio, Television, Consumer Electronics,
  and Music Stores

NOTES:

        A.     The lines represent monthly index levels derived from compounded daily returns that include all dividends.
        B.     The indexes are reweighted daily, using the market
               capitalization on the previous trading day.
        C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
        D.     The index level for all series was set to $100.0 on 6/28/91.

                              CERTAIN TRANSACTIONS

        In January 1993, the Company entered into a one year consulting arrangement with Gregory Sturgis, a director of the Company, pursuant to which Mr. Sturgis provided his consulting services to the Company for up to 35 full days during such calendar year. The term of such arrangement had been previously extended through calendar year 1995. For providing such services, Mr. Sturgis received an annual fee of $25,000, payable in twelve equal monthly installments on the first day of each month, and reimbursement for out-of-pocket expenses incurred by him for travel, lodging and meals in connection with the performance of his consulting services. During fiscal year 1996, Mr. Sturgis received consulting fees aggregating $14,583.31, including $2,083.33 for services rendered by Mr. Sturgis after such consulting arrangement expired on December 31, 1995. See also "ELECTION OF DIRECTORS - Directors Compensation."

        G. Kay Griffith, a director and until February 1996 the Executive Vice President and Chief Administrative Officer of the Company, has been providing consulting services to the Company since February 1996. For providing such services, Ms. Griffith receives compensation of $13,333 per month. The compensation received by Ms. Griffith during fiscal year 1996 in this capacity has been included in the "SUMMARY COMPENSATION TABLE" in "EXECUTIVE COMPENSATION
- Executive Compensation Tables." Ms. Griffith's services had been retained through November 1996.

                         INDEPENDENT PUBLIC ACCOUNTANTS

        The accounting firm of KPMG Peat Marwick LLP ("Peat Marwick") acted as the Company's independent public accountants for the Company's fiscal year ended June 30, 1996. This firm has acted as the independent public accountants for the Company since fiscal year 1993. It is anticipated that the Audit Committee of the Board of Directors of the Company will recommend to the Board for its approval the selection of Peat Marwick to serve as the Company's independent public accountants for the fiscal year ending June 30, 1997, after the Audit Committee has undertaken the appropriate review, including reviewing the terms of engagement of Peat Marwick for fiscal year 1997. Such independent public accountants, if selected by the Board of Directors, will continue to serve at the pleasure of the Board. The selection of independent public accountant is not being submitted to shareholders for approval because there is no legal requirement to do so. A representative of Peat Marwick is expected to be present at the 1996 Annual Meeting of Shareholders in order to have the opportunity to make a statement, if such representative desires to do so, and to be available to respond to appropriate questions relating to the examination by Peat Marwick of the Company's 1996 consolidated financial statements.

                  SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

        Shareholder proposals intended to be presented at the 1997 annual shareholders' meeting must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 1901 Tigertail Boulevard, Dania, Florida 33004, no later than August 25, 1997, in order to receive consideration for inclusion in the Company's 1997 proxy materials. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

                                  OTHER MATTERS

        EACH PERSON SOLICITED HEREUNDER CAN OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITH EXHIBITS) FOR THE COMPANY'S FISCAL YEAR ENDED JUNE 30, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO KENNETH L. DANIELSON, THE CHIEF FINANCIAL AND ACCOUNTING OFFICER OF THE COMPANY, AT THE COMPANY'S EXECUTIVE OFFICES LOCATED AT 1901 TIGERTAIL BOULEVARD, DANIA, FLORIDA 33004.


                                      By Order of the Board of Directors



                                      /s/ MICHAEL BLUMBERG
                                      Michael Blumberg
                                      Secretary

December 23, 1996

                              SOUND ADVICE, INC.
            1996 ANNUAL MEETING OF SHAREHOLDERS--JANUARY 21, 1997
        PROXY SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

   The undersigned hereby constitutes and appoints Peter Beshouri and Michael Blumberg, and each of them, as attorneys and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned, to appear at the annual meeting of shareholders of Sound Advice, Inc. to be held on the 21st day of January, 1997, and at any postponement or adjournment thereof, and to vote all of the shares of Sound Advice, Inc. which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

1. Election of Directors for the ensuing year.
   [ ] FOR the election of all nominees: Peter Beshouri, Michael Blumberg,
       Gregory Sturgis, G. Kay Griffith, Richard W. McEwen and Herbert A. Leeds as directors.

  [ ] To WITHHOLD AUTHORITY to vote for all nominees.
      To WITHHOLD AUTHORITY to vote for any individual, write that nominee's name on the space provided below.

-------------------------------------------------------------------------------

2. Upon such other business as may properly come before the annual meeting.

   This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE AFOREMENTIONED NOMINEES LISTED IN PROPOSAL NO. 1 AS DIRECTORS.

                  (CONTINUED, AND TO BE SIGNED, ON OTHER SIDE)

   A majority of said proxies present and acting in person or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

   Receipt of the Company's 1996 Annual Report to Shareholders and the Notice of Annual Meeting of Shareholders to be held January 21, 1997, and the Proxy Statement relating thereto is hereby acknowledged.

   PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PAID ENVELOPE.

                                       Dated:_________________________ , 199___
                                              (Please date this Proxy)

                                       ----------------------------------------
                                                     Signature(s)

                                       ----------------------------------------
                                                  If Held Jointly

                                       Note: It would be helpful if you signed
                                             your name exactly as it appears
                                             hereon, indicating any official
                                             position or representative
                                             capacity. If shares are registered
                                             in more than one name, all owners
                                             must sign.


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